Exhibit 10.5.7
TELEFLEX INCORPORATED
2014 STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made as of __________ (the “Grant Date”) between TELEFLEX INCORPORATED (the “Company”) and Benson F. Smith (referred to herein as “Participant”). Terms used in this Agreement with initial capital letters without definition are defined in the Teleflex Incorporated 2014 Stock Incentive Plan (the “Plan”) and have the same meaning in this Agreement.

1.    Restricted Stock Award. On the Grant Date, the Company hereby grants to Participant a Stock Award of ___________ shares of the Company’s common stock, par value $1.00 per share (the “Shares”), pursuant and subject to the terms of this Agreement and the Plan, a copy of which has been delivered or made available to Participant and is incorporated herein by reference. The Stock Award is hereinafter referred to as the “Restricted Stock Award.” The number of Shares and the rights granted under this Agreement are subject to adjustment and modification as provided in the Plan. Accordingly, the total number of Shares referred to in this Section means, at any relevant time, the number of Shares stated above as such number shall then have been adjusted pursuant to the Plan.

2.    Vesting. Subject to the terms of the Plan, the Restricted Stock Award shall become 100% vested on the third anniversary of the Grant Date (the “Vesting Date”), unless Participant has a Termination of Employment prior to such date. Notwithstanding the foregoing, in the event of a Change of Control prior to both the Vesting Date and Participant’s Termination of Employment, the Restricted Stock Award shall vest in full.

3.    Termination of Employment. Except as otherwise set forth in the Plan or this Agreement:

(a)    In General. If Participant’s Termination of Employment occurs before the Vesting Date for a reason other than Participant’s death, Disability or Retirement: (i) the Restricted Stock Award will automatically be canceled and forfeited on the date of Participant’s Termination of Employment and Participant shall not be entitled to any further rights in respect thereof and (ii) the Company’s obligation with respect to the Restricted Stock Award shall terminate and be of no further force or effect.

(b)    Death or Disability. If Participant’s Termination of Employment occurs due to Participant’s death or Disability before the Vesting Date, the Restricted Stock Award shall become vested in full effective as of the date of such Termination of Employment.

(c)    Retirement. If Participant’s Termination of Employment occurs due to Participant’s Retirement before the Vesting Date, the Restricted Stock Award will become vested on the date of Participant’s Termination of Employment on a prorated basis (rounded up or down to the nearest whole Share) based upon the full months between the Grant Date and the end of the month in which the Termination of Employment due to Retirement occurs divided by 12, provided, however, that in the case of a Retirement due to a voluntary Termination of Employment, the terms of this subsection (c)(i) shall not apply with respect to any Restricted Stock Award granted less than six months prior to the effective date of such Termination of Employment.

(d) Notwithstanding the foregoing or any provisions of the Plan to the contrary, for purposes of this Award, in the even the Participant’s service as a member of the Board continues after the date upon which he ceases to be an Employee, a Termination of Employment will not be deemed to have occurred until the date upon which the Participant’s Board membership terminates.

4.    No Shareholder Rights. Notwithstanding anything set forth herein or in the Plan to the contrary, Participant (and Participant’s designated beneficiary) shall have no rights as a shareholder of the Company with respect to the Shares until the date the Restricted Stock Award is vested and, therefore, among other things, shall not be entitled to receive any cash dividends paid on the Shares or to any voting rights in respect of the Shares until the Restricted Stock Award is vested and then only to the extent the Restricted Stock Award is vested.

5.    Issuance of Shares. Unless Participant has elected to defer receipt of Shares under the Teleflex Incorporated Deferred Compensation Plan (“Deferred Compensation Plan”), upon the vesting of the Restricted Stock Award, Participant (or Participant’s designated beneficiary in the event of Participant’s death) shall be issued Shares equal to the number of Shares stated in Section 1 hereof multiplied by the percentage of the Restricted Stock Award that is vested. The Company may elect to have such Shares issued pursuant to an electronic transfer to Participant’s (or Participant’s designated beneficiary’s in the event of Participant’s death) brokerage account or pursuant to a stock certificate or certificates registered in Participant’s (or Participant’s designated beneficiary’s in the event of Participant’s death) name representing such Shares. If Participant has elected to defer receipt of Shares under the Deferred Compensation Plan, upon the vesting of the Restricted Stock Award, Shares equal to the number of Shares stated in Section 1 hereof multiplied by the percentage of the Restricted Stock Award that is vested shall be credited to Participant’s account under the Deferred Compensation Plan and shall thereafter be governed by the terms of the Deferred Compensation Plan.

6.    Non-Transferability. The Restricted Stock Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution, including, but not limited to, any attempted assignment or transfer in connection with the settlement of marital property or other rights incident to a divorce or dissolution, and any such attempted sale, assignment or transfer shall be of no effect prior to the date the Restricted Stock Award is vested and settled in accordance with the terms hereof.

7.    Governing Law/Venue. This Agreement shall be governed by the laws of the State of Delaware, without regard to principles of conflicts of law, except to the extent superseded by the laws of the United States of America. The parties agree and acknowledge that the laws of the State of Delaware bear a substantial relationship to the parties and/or this Agreement and that the Restricted Stock Award and benefits granted herein would not be granted without the governance of this Agreement by the laws of the State of Delaware. In addition, all legal actions or proceedings relating to this Agreement shall be brought exclusively in state or federal courts located in the Commonwealth of Pennsylvania and the parties executing this Agreement hereby consent to the personal jurisdiction of such courts. In the event that it becomes necessary for the Company to institute legal proceedings under this Agreement, Participant shall be responsible to the Company for all costs and reasonable legal fees incurred by the Company with regard to such proceedings. Any provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such provision, without invalidating or rendering unenforceable the remaining provisions of this Agreement.

8.    Interpretation and Administration. The parties agree that the interpretation of this Agreement shall rest exclusively and completely within the sole discretion of the Administrator. The parties agree to be bound by the decisions of the Administrator with regard to the interpretation of this Agreement and with regard to any and all matters set forth in this Agreement. The Administrator may delegate its functions under this Agreement to an officer of the Company designated by the Administrator (hereinafter the “designee”). In fulfilling its responsibilities hereunder, the Administrator or its designee may rely upon documents, written statements of the parties or such other material as the Administrator or its designee deems appropriate. The parties agree that there is no right to be heard or to appear before the Administrator or its designee and that any decision of the Administrator or its designee relating to this Agreement shall be final and binding unless such decision is arbitrary and capricious.

9.    Electronic Delivery and Consent to Electronic Participation. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Award grant hereunder and participation in the Plan or future Stock Awards that may be granted under the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, including the acceptance of Stock Award grants and the execution of Stock Award grant agreements through electronic signature.

10.    Notices. All notices, requests, consents and other communications required or provided hereunder shall be in writing and, if to the Company, shall be delivered or mailed to its principal office, and, if to Participant, shall be delivered either personally or mailed to the address of Participant appearing on the books and records of the Company.

11.    Prompt Acceptance of Agreement. The Restricted Stock Award evidenced by this Agreement shall, at the discretion of the Administrator, be forfeited if this Agreement is not manually executed and returned to the Company, or electronically executed by Participant by indicating Participant’s acceptance of this Agreement in accordance with the acceptance procedures set forth on the Company’s third-party equity plan administrator’s web site, within 90 days of the Grant Date.

12.    Entire Agreement. This Agreement, together with the Plan, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control.

13.    Amendment. This Agreement may not be modified, supplemented or otherwise amended other than pursuant to a written agreement between Company and Participant.

14.    No Third-Party Beneficiary. This Agreement is made for the benefit of the Company and any Subsidiary employing Participant during the term hereof.

15.    Employment. This Agreement does not constitute a contract of employment or guarantee of employment of Participant for any length of time, and nothing in the Plan or this Agreement confers upon Participant any right to continue in the employ of, or other relationship with, the Company or any Subsidiary, or limit or interfere in any way with the right of the Company or Subsidiary to terminate Participant’s employment at any time with or without Cause.

16.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.    Right of Set-Off. By accepting this Restricted Stock Award, Participant consents to a deduction from, and set-off against, any amounts owed to Participant by the Company or any Subsidiary from time to time (including, but not limited to, amounts owed to Participant as wages, severance payments or other fringe benefits) to the extent of the amounts owed to the Company or Subsidiary under this Agreement.

18.    Withholding Tax.

(a)    Generally. Participant is liable and responsible for all taxes owed in connection with the Restricted Stock Award, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Restricted Stock Award.

(b)    Payment of Withholding Taxes. Prior to any event in connection with the Restricted Stock Award (e.g., vesting) that the Company determines may result in any domestic or foreign tax withholding obligation, whether national, federal, state or local, including any employment tax obligation (the “Tax Withholding Obligation”), Participant is required to arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company. Unless Participant elects to satisfy the Tax Withholding Obligation by an alternative means that is then permitted by the Company, Participant’s acceptance of this Agreement constitutes Participant’s instruction and authorization to the Company to withhold on Participant’s behalf the number of Shares from those Shares issuable to Participant under this Restricted Stock Award as the Company determines to be sufficient to satisfy the Tax Withholding Obligation as and when any such Tax Withholding Obligation becomes due. In the case of any amounts withheld for taxes pursuant to this provision in the form of Shares, the amount withheld shall not exceed the minimum required by applicable law and regulations.

19.    No Representations Regarding Tax Treatment or Consequences. Participant acknowledges and agrees that (a) the Company has made no representations or warranties to Participant with respect to the tax treatment or consequences (including, but not limited to, income tax treatment or consequences) related to the Restricted Stock Award granted under this Agreement or the treatment or consequences of any tax withholding in connection with the vesting of the Restricted Stock Award; and (b) Participant is in no manner relying on the Company or its representatives for an assessment of such tax treatment or consequences. Participant acknowledges that the Company has no responsibility to structure the Restricted Stock Award or the vesting of the Restricted Stock award or to take or refrain from taking any other actions in order to achieve a certain tax result for Participant.

20.    Headings. Section and subsection headings contained in this Agreement are inserted for the convenience of reference only. Section and subsection headings shall not be deemed to be a part of this Agreement for any purpose, and they shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

TELEFLEX INCORPORATED

By:
Name:          Jacob P. Elguicze                     Title:         Treasurer and VP, Investor Relations

Attest:

Name:    James J. Leyden
Title:    VP, General Counsel & Secretary

Participant

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